                                                                   EXHIBIT 10.8



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                               PUT-CALL AGREEMENT



                           DATED AS OF JUNE 13, 1996




                                     AMONG


                              ASSOCIATED SMR, INC.
                       WIRELESS VENTURES OF MEXICO, INC.
                        CARLYLE-TRICOM INVESTORS, L.L.C.
             THE PERSONS AND ENTITY SET FORTH ON SCHEDULE I HERETO,


                        NEXTEL COMMUNICATIONS, INC. AND
                           NEXTEL INVESTMENT COMPANY,




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                 NEITHER THIS PUT-CALL AGREEMENT NOR THE SHARES DESCRIBED IN
                 THIS PUT-CALL AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THIS AGREEMENT AND UNLESS EITHER (A) THEY ARE REGISTERED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) NEXTEL INVESTMENT COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH PROPOSED DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

     TABLE OF CONTENTS                                                      Page


1.       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.       Put Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

3.       Call Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

4.       Put Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

5.       Put Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

6.       Determination of Fair Value of the Company . . . . . . . . . . . .   12

7.       Payment of Put Price and Call Price  . . . . . . . . . . . . . . .   15

8.       Representations and Warranties . . . . . . . . . . . . . . . . . .   19

9.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                               PUT-CALL AGREEMENT


                 PUT-CALL AGREEMENT dated as of June 13, 1996, by and among NEXTEL COMMUNICATIONS, INC., a Delaware corporation (together with its successors, "Nextel"), NEXTEL INVESTMENT COMPANY, a Delaware corporation and a wholly owned subsidiary of Nextel (together with its successors, "Nextel Investment"), ASSOCIATED SMR, INC., a Delaware corporation (together with its successors, "Associated"), WIRELESS VENTURES OF MEXICO, INC., a Virginia corporation (together with its successors, "WVM"), and CARLYLE-TRICOM INVESTORS, L.L.C., a Delaware limited liability company (together with its successors, "Carlyle", and collectively with Associated and WVM, the "Selling Shareholders"), and the other persons and entities that become parties hereto in accordance with the terms of Section 10(p) hereof (together with their respective successors, the "Other Shareholders").

                 The parties hereto (other than the Other Shareholders), Grupo Communicaciones San Luis, S.A. de C.V., a corporation organized under the laws of Mexico (together with its successors "Grupo") and Corporacion Mobilcom, S.A. de C.V., a corporation organized under the laws of Mexico (together with its successors, the "Company") are parties to a Shareholders Agreement dated as of March 3, 1995, as previously or hereafter amended (the "Shareholders Agreement"), and the parties hereto (other than the Other Shareholders) and Grupo and Banco del Atlantico, S.A., as Trustee, are parties to an Irrevocable Trust Agreement dated as of March 3, 1995, as previously or hereafter amended (the "Control Trust Agreement").

                 Nextel Investment, Grupo and the Company desire to consummate certain transactions with respect to which they are executing certain amendments to the Shareholders Agreement and the Control Trust Agreement.

                 The Selling Shareholders have required, as a condition to agreeing to execute the amendments to the Shareholders Agreement and the Control Trust Agreement and to consent to certain other transactions, that Nextel and Nextel Investment enter into this Agreement, the provisions of which will become effective upon the effectiveness of (i) the amendments to the Shareholders Agreement and Control Trust Agreement, whereby Nextel Investment or its Affiliates becomes entitled to designate a majority of the members of the Board of Directors of the Company, and (ii) the amendments to the Control Trust Agreement, the Shareholders Agreement and the Estatutos of the Company whereby the Selling Shareholders are no longer entitled to take actions, as either shareholders or through their designees on the Board of Directors, that would enable them to prevent any of the actions listed on Exhibit A (the date and time the amendments referred to in clauses (i) and (ii) become effective is herein referred to as the "Effective Date").

                 In consideration of the foregoing, and the representations, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Defined Terms.

                 (a) As used in this Agreement, the following terms shall have the following meanings:

                 "AAA" means the American Arbitration Association.

                 "Affiliate" means, as to any Person, any other Person (other than the Company and its Subsidiaries) (i) that is a Subsidiary of such Person or (ii) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Associate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

                 "Associated" has the meaning set forth in the first paragraph hereof.

                 "Beneficially Own" or "Beneficial Ownership" with respect to any shares of capital stock means having beneficial ownership of such shares of capital stock, including, without limitation, having ownership of the Beneficiary Rights relating to Shares.

                 "Beneficiary Rights" has the meaning set forth in the Control Trust Agreement.

                 "Board" and "Board of Directors" refer, unless otherwise specified, to the Company's Board of Directors.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated to close by law or executive order.

                 "Call Closing" has the meaning set forth in Section 2(b) hereof.

                 "Call Price" shall be equal to the Put Price determined in accordance with Section 5, except that for purposes of paragraph (i) and clause
(x) of paragraph (ii) of Section 5(a), the

Ownership Number of the Selling Shareholder shall be determined as of the Call Closing Date.

                 "Carlyle" has the meaning set forth in the first paragraph hereof.

                 "Commission" means the United States Securities and Exchange Commission or its successor.

                 "Company" has the meaning set forth in the second paragraph hereof.

                 "Control Trust" means the trust established under the Control Trust Agreement.

                 "Control Trust Agreement" has the meaning set forth in the second paragraph hereof.

                 "Current Market Price" per share of common stock of an issuer as of the applicable Determination Date shall be deemed to be the average of the daily closing prices per share of such common stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such common stock is determined during a period following the announcement by the issuer of such common stock of (A) a dividend or distribution on such common stock payable in shares of such common stock or securities convertible into shares of such common stock or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such common stock, and prior to the expiration of the requisite 30-Trading Day as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, then, and in each such case, "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each such Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the Trading Market, as reported in the principal consolidated transaction reporting system or by the NNM with respect to securities listed or admitted to trading on such Trading Market, respectively.

                 "Determination Date" means the date as of which a particular determination, calculation or valuation is made in accordance with the provision hereof providing for such determination, calculation or valuation as of such date.

                 "Director" or "Directors" refers to a member or members of the Board.

                 "Effective Date" has the meaning set forth in the fourth paragraph hereof.

                 "Equity Interest" means, as of the applicable Determination Date and in respect of any Selling Shareholder or Other Shareholder, all of the Shares that are Beneficially Owned by such Selling Shareholder or Other Shareholder and its respective Affiliates that are either (x) owned as of the date hereof or (y) acquired after the date hereof directly from the Company.

                 "Estatutos" means the corporate organizational and governance documents of the Company bearing such name under Mexican legal principles.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated therein.

                 "Fair Value of the Company" has the meaning set forth in, and shall be determined as provided in, Section 6 hereof.

                 "Fair Market Value of a Share" has the meaning set forth in, and shall be determined as provided in, Section 5(b) hereof.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official properly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "IPO" means (x) an initial public offering of Shares in the United States registered with the Commission pursuant to the Securities Act, as a result of which Shares of the class(es) and series held by the Selling Shareholders (or into which such Shares are then convertible) are listed and traded on a United States national securities exchange (including for this purpose the NNM) or (y) an initial public offering of Shares in Mexico, as a result of which shares of the class(es) and series held by the Selling Shareholders (or into which such Shares are then convertible) are listed and traded on a Mexican national securities exchange.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien, option to purchase or sell, right of first refusal or charge of any kind (including, without limitation, any conditional sale or other title retention agreement and any capital lease).

                 "Nextel" has the meaning set forth in the first paragraph hereof.

                 "Nextel Investment" has the meaning set forth in the first paragraph hereof.

                 "Nextel Stock Consideration" has the meaning set forth in
                 Section 7(a).

                 "NNM" means the Nasdaq National Market.

                 "Other Shareholders" has the meaning set forth in the first paragraph hereof.

                 "Outstanding Shares" means, as of the applicable Determination Date, the total number of Shares then outstanding.

                 "Ownership Number" means, as of the applicable Determination Date and in respect of each Selling Shareholder or Other Shareholder, as the case may be, the number of Outstanding Shares comprising such Selling Shareholder's or Other Shareholder's, as the case may be, Equity Interest.

                 "Ownership Percentage" means, as of the applicable Determination Date and in respect of each Selling Shareholder or Other Shareholder, as the case may be, the percentage equivalent to a fraction determined by dividing such Selling Shareholder's or Other Shareholder's, as the case may be, Ownership Number by the number of Outstanding Shares.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Put Closing" has the meaning set forth in Section 2(b) hereof.

                 "Put Event" has the meaning set forth in Section 4 hereof.

                 "Put Exercise Termination Date" has the meaning set forth in
Section 2(b) hereof.

                 "Put Notice" has the meaning set forth in Section 2(b) hereof.

                 "Put Price" has the meaning set forth in, and shall be determined as provided in, Section 5 hereof.

                 "Put Right" has the meaning set forth in Section 2 hereof.

                 "Representatives" has the meaning set forth in Section 10(l) hereof.

                 "Requirement of Law" means, as to any Person, any law, rule, regulation, order, judgment, decree or determination of any arbitrator, a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                 "Securities Act" means the United States Securities Act of 1933, as amended and the rules and regulations promulgated therein.

                 "Shares" means the shares of capital stock of the Company, in any class or series, and any shares of capital stock of the Company issued by way of dividend or other distribution, combination, recapitalization, reclassification, exchange, merger, consolidation or any other change or adjustment in respect of such capital stock, including, without limitation, any American Depositary Receipts or Global Depositary Receipts that represent interests in such shares of capital stock of the Company.

                 "Shareholder" means any Person that has Beneficial Ownership of Shares.

                 "Shareholders Agreement" has the meaning set forth in the second paragraph hereof.

                 "Subsidiary" of any Person, means any other Person (except, in the case of the "Subsidiary" of any Shareholder, the Company or any of its Subsidiaries) as to which such Person possesses, directly or indirectly, either
(i) the voting securities having more than 50% of the voting power of all then outstanding voting securities of such other Person or (ii) the power to direct or cause the direction of the management and policies of such other Person whether through the ownership of voting securities, by contract or otherwise.

                 "Trading Day" shall mean, for purposes of calculating the Current Market Price of an issuer's common stock, a day on which the Trading Market with respect to such common stock is open for the transaction of business.

                 "Trading Market" with respect to an issuer's common stock means (x) the United States national securities exchange (including for this purpose the NNM) which is the principal United States trading market for such common stock, if such common stock is traded solely on a United States trading market or is traded both on a United States trading market and a Mexican national securities exchange and/or other trading markets, or (y) a Mexican national securities exchange, if such common stock is traded on a Mexican national securities exchange and not on a United States national securities exchange (including for this purpose the NNM).

                 "Transaction Agreements" has the meaning set forth in the Shareholders Agreement, as amended through the date hereof.

                 "United States" or "U.S." means the United States of America.

                 "WVM" has the meaning set forth in the first paragraph hereof.

                 (b)    Other Definitional Provisions.

                 (i) Any term defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (ii) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                 (iii) The words "hereof", "herein" and "hereunder", and words of a similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections shall refer to Sections of this Agreement, unless otherwise expressly provided.

                 (iv) All references to "$" or "dollars" refer to United States dollars.

                 (v) An amount to be paid in "$" or "dollars" shall be paid in U.S. dollars.

2.       Put Rights.

                 (a) Selling Shareholders Right to Put Shares. Upon the terms and subject to the conditions of this Agreement, if and at each time that a Put Event occurs, the Selling Shareholders shall have the collective right (the "Put Right") to require that Nextel Investment purchase from the Selling Shareholders, and upon exercise by the Selling Shareholders of the Put Right in accordance with the terms hereof, Nextel Investment agrees to purchase, all, but not less than all of, each of the Selling Shareholders' Equity Interest for consideration equal to the Put Price.

                 (b) Exercise of Put Rights; Put Closings. If the Selling Shareholders desire to exercise the Put Right, the Selling Shareholders shall, within sixty (60) days after the occurrence of the Put Event giving rise to such Put Right (such sixtieth day being referred to as a "Put Exercise Termination Date"), cause the Representatives to deliver a written notice (a "Put Notice") to Nextel Investment, identifying such Put Event and requesting that Nextel Investment purchase each of the Selling Shareholders' Equity Interest. Notwithstanding anything contained herein to the contrary, the Selling Shareholders shall under no circumstances be permitted to cause the Representatives to deliver a Put Notice after 1155 days after the Effective Date. Each Put Notice shall specify a place and date not earlier than thirty (30) nor later than ninety (90) days from the date such Put Notice is given for the closing of such purchase (a "Put Closing"), provided that such date shall be deferred to the later of (i) ten days after the date of obtaining any consents or approvals of any Governmental Authority which are required by any Requirement of Law to effect the transfer to Nextel Investment of such Selling Shareholder's Equity Interest in accordance with this Section 2(b),
(ii) if Nextel Investment elects to make payment using Nextel Common Stock, the date a registration statement is declared effective permitting resales of such Nextel Common Stock for a thirty (30) day period thereafter (provided that if the Representatives deliver a notice to Nextel Investment that the Selling Shareholders are willing to receive Nextel Common Stock without there being an effective registration statement under which to make resales, the date for the Put Closing shall not be deferred pursuant to this clause (ii) for a period greater than ten (10) days after the date Nextel Investment receives such notice), and (iii) if applicable, to the extent necessary to complete the appraisal procedure described in Section 6 hereof. The date on which a Put Closing occurs is referred to herein as a "Put Closing Date". Each Put Closing shall be held at such location within New York, New York as shall be designated in the Put Notice. At any Put Closing, Nextel Investment shall deliver to each Selling Shareholder, subject to the continuing accuracy of such Selling Shareholder's representations and warranties in Section 8, the applicable Put Price as contemplated by Section 7 hereof, and each Selling Shareholder shall deliver to Nextel Investment a certificate or certificates representing the Shares constituting such Selling Shareholder's Equity Interest, free and clear of all Liens (other than arising solely as a result of the existence of the Shareholders Agreement and the Control Trust Agreement), duly endorsed or accompanied by appropriate stock powers to effect the transfer to Nextel Investment of such Selling Shareholder's Equity Interest. It is understood and agreed that (i) with respect to any Shares included in a Selling Shareholder's Equity Interest which are held in the Control Trust, such Selling Shareholder shall be deemed to have satisfied its obligations to deliver certificates under the immediately preceding sentence if it delivers to Nextel Investment the instructions and certification referred to in clauses (a) and (b) of Section
5.2 of the Control Trust Agreement with respect to such Selling Shareholder's Beneficiary Rights relating to such Shares, and (ii) failure of any Selling Shareholder to perform any of its obligations or the inaccuracy of any representations and warranties of any Selling Shareholder in Section 8, and any action taken by Nextel Investment to exercise any of its rights in respect thereof, shall not affect the rights of any other Selling Shareholder or the rights of Nextel Investment under this Agreement, including without limitation the right of other Selling Shareholders to sell their Shares to Nextel Investment or the right of Nextel Investment to purchase the Shares of other Selling Shareholders. It is similarly understood and agreed that Nextel Investment's failure to perform any of its obligations with respect to any Selling Shareholder will not affect its right to purchase the Shares of any other Selling Shareholder.

                 (c) Lapse of Put Right. If, with respect to a particular occurrence of any particular Put Event, the Selling Shareholders fail to exercise the Put Right in accordance with Section 2(b) hereof, the Selling Shareholders' Put Right shall, with respect to such particular occurrence of such Put Event, automatically lapse and shall be of no further force or effect with respect to such Put Event. However, the Selling Shareholders' failure to exercise the Put Right in accordance with Section 2(b) hereof with respect to a particular occurrence of a particular Put Event shall not be deemed to be or construed as a further or continuing waiver of any other occurrence of such Put Event or any other Put Event, and the Put Right shall continue to be exercisable in accordance with the terms hereof with respect to any other occurrence of such Put Event or any other Put Event.

                 (d) Other Shareholders. Upon the exercise of the Put Right, each Other Shareholder shall have the right, and the obligation, to sell such Other Shareholder's Equity Interest to Nextel Investment at the Put Closing with respect thereto, at the same Put Price and on the other terms and conditions provided herein with respect to such exercise, and for such purpose each Other Shareholder shall be treated as the Selling Shareholders.

3.               Call Rights.

                 (a) Nextel Investment's Right to Call Shares. Upon the terms and subject to the conditions of this Agreement, 1095 days after the Effective Date, Nextel Investment shall have the right to require Selling Shareholders to sell to Nextel Investment, and upon exercise by Nextel Investment of its Call Right in accordance with the terms hereof, the Selling Shareholders agree to sell to Nextel Investment, all, but not less than all of the Selling Shareholders' Equity Interest (the "Call Right") at a purchase price equal to the Call Price.

                 (b) Exercise of Call Right; Call Closings. If Nextel Investment is entitled to exercise its Call Right and desires to do so, Nextel Investment shall, within 1155 days after the Effective Date, deliver a written notice (a "Call Notice") to the Representatives specifying a place and date not earlier than thirty (30) nor later than ninety (90) days from the date such Call Notice is given for the closing of the purchase by Nextel Investment of the Selling Shareholders' Equity Interest (a "Call Closing"), provided that such date shall be deferred to the later of (i) ten (10) days after the date of obtaining any consents or approvals of any Governmental Authority which are required by any Requirement of Law to effect the transfer to Nextel Investment of such Selling Shareholder's Equity Interest in accordance with this Section 3(b), (ii) if Nextel Investment elects to make payment using Nextel Common Stock, the date a registration statement is declared effective permitting resales of such Nextel Common Stock for a thirty (30) day period thereafter (provided that if the Representatives deliver a notice to Nextel Investment that the Selling Shareholders are willing to receive Nextel Common Stock without there being an effective registration statement under which to make resales, the date for the Call Closing shall not be deferred pursuant to this clause (ii) for a period greater than ten (10) days after the date Nextel Investment receives such notice) and (iii) if applicable, to the extent necessary to complete the appraisal procedure described in Section 6 hereof. The date on which a Call Closing occurs is referred to herein as a "Call Closing Date." Any Call Closing shall be held at such location within New York, New York as shall be designated in the Call Notice. At any Call Closing, Nextel Investment shall deliver to each Selling Shareholder, subject to the continuing accuracy of such Selling Shareholder's representations and warranties in Section 8, the applicable Call Price as contemplated by Section 7 hereof, and each Selling Shareholder shall deliver to Nextel Investment a certificate or certificates representing the Shares constituting such Selling Shareholder's Equity Interest, free and clear of all Liens (other than arising solely as a result of the existence of the Shareholders Agreement and the Control Trust Agreement), duly endorsed or accompanied by appropriate stock powers to effect the transfer to Nextel Investment of such Selling Shareholder's Equity Interest. It is understood and agreed that (i) with respect to any Shares included in a Selling Shareholder's Equity Interest which are held in the Control Trust, such Selling Shareholder shall be deemed to have satisfied its obligations to deliver certificates under the immediately preceding sentence if it delivers to Nextel Investment the instructions and certification referred to in clauses (a) and (b) of Section
5.2 of the Control Trust Agreement with respect to such Selling Shareholder's Beneficiary Rights relating to such Shares, and (ii) the failure of any Selling Shareholder to perform its obligations or the inaccuracy of any representations and warranties in Section 8, and any action taken by Nextel Investment to exercise any of its rights in respect thereof, shall not affect the rights of any other Selling Shareholders or the rights of Nextel Investment under this Agreement, including without limitation the right of other Selling Shareholders to sell their Shares to Nextel Investment or the right of Nextel Investment to purchase the Shares of other Selling Shareholders. It is similarly understood and agreed that Nextel Investment's failure to perform any of its obligations with respect to any Selling Shareholder will not affect its right to purchase the Shares of any other Selling Shareholder.

                 (c) Other Shareholders. Upon the exercise of the Call Right, each Other Shareholder shall have the right, and the obligation, to sell such Other Shareholder's Equity Interest to Nextel Investment at the Call Closing with respect thereto, at the same Call Price and on the other terms and conditions provided herein with respect to such exercise, and for such purpose each Other Shareholder shall be treated as the Selling Shareholders as to which Nextel Investment has exercised its Call Right.

4.       Put Events.

                 (a) Events Constituting Put Events. A "Put Event" shall be deemed to have occurred (i) automatically on the date which is 1095 days after the Effective Date or (ii) if after 365 days after the Effective Date, and prior to, 1095 days after the Effective Date, any of the events set forth in clause (1) or (2) below shall have occurred:

                 (1) The Board or the Company's shareholders shall have taken action with respect to any of the items listed on Exhibit A hereto and any Director directly or indirectly designated by one or more of the Selling Shareholders or all the Shares held by any Selling Shareholder shall not have voted in favor of such action; or

                 (2) Solely as a result of the Selling Shareholders' failure to participate in a capital call approved by the Board in a vote in which any Director directly or indirectly designated by one or more of the Selling Shareholders shall not have voted in favor, the Selling Shareholders shall cease to be entitled to directly or indirectly designate (or shall cease to have the voting power to elect) at least two Directors on the Board.

5.       Put Price.

                 (a) Calculation of Put Price. The Put Price for a Selling Shareholder's or Other Shareholder's Equity Interest shall be the greater of the amounts determined in accordance with paragraphs (i) and (ii) below:

                 (i) The product of (A) the Fair Market Value of a Share as of the date of the Put Event (the "Put Price Determination Date") and (B) such Selling Shareholder's Ownership Number as of the Put Closing Date; and

                 (ii) The product of (A) $150 million and (B) the product of (1) the Ownership Percentage of such Selling Shareholder as of the date of this Agreement and (2) a fraction, (x) the numerator of which is the Ownership Number of such Selling Shareholder as of the Put Closing Date and (y) the denominator of which is the Ownership Number of such Selling Shareholder as of the date of this Agreement.

                 (b)    Fair Market Value of a Share.  For purposes of this
Section 5, the "Fair Market Value of a Share" means, as of the applicable Determination Date:

                 (i) if thirty percent (30%) or more of the Outstanding Shares are then held by Persons who are not Affili-ates or Associates of the Company and if such Shares are of the same or an equivalent class and series as those that comprise the Selling Shareholders' Equity Interest (or into which the Selling Shareholders' Equity Interest is then convertible) and such class(es) or series of Shares is(are) then listed and traded on a Trading Market, the Current Market Price per share of such Shares as of such date, provided that if the product of the Fair Market Value of a Share as of the applicable Determination Date multiplied by the Outstanding Shares as of such date is a number which exceeds $250 million, then the "Fair Market Value a Share" (determined as provided in this clause (i)) shall mean such number, reduced by an amount equal to the quotient of (x) one-half of the amount by which such number exceeds $250 million, divided by
(y) the Outstanding Shares as of such date; or

                 (ii) if the class(es) and series of Shares which comprise the Selling Shareholder's or Other Shareholder's, as the case may be, Equity Interest (or into which the Selling Shareholders' Equity Interest is then convertible) is (are) not then listed and traded on a Trading Market or if fewer than thirty percent (30%) of such Shares are then held by Persons who are not Affiliates or Associates of the Company, the quotient obtained by dividing the Fair Value of the Company, determined as provided in Section 6, as of the Put Price Determination Date, by the Outstanding Shares as of the Put Price Determination Date.

                 (c) If the Shares, as a result of a dividend or other distribution, combination, recapitalization, reclassification, exchange, merger, consolidation or any other change or adjustment in respect of such capital stock, consist of more than one class or series of capital stock and each such Share of a different class or series does not have the same value or is not then convertible into the same class and series, Nextel Investment and the Representatives shall adjust the foregoing provisions in order to achieve the same economic result contemplated by this Agreement.

6.       Determination of Fair Value of the Company.

                 The "Fair Value of the Company" as of the applicable Determination Date shall be (A) the fair value of the Company as of such date determined by mutual agreement of Nextel Investment and the Representatives or
(B) if no such agreement is reached within ten (10) days after the date a Put Notice or a Call Notice, as applicable, is delivered (such date of delivery being referred to as a "Notice Date"), the fair value of the Company as of such date determined as follows:

                 (a) Selection of Appraisers. The Selling Shareholders collectively through the Representatives, and Nextel Investment, shall each designate by written notice to the other a firm of recognized national standing familiar with appraisal techniques applicable to an evaluation of the Company to serve as an Appraiser pursuant to this Section 6 (the firms designated by the

Selling Shareholders and Nextel Investment being referred to herein as the "Selling Shareholders Appraiser" and the "Nextel Appraiser," respectively) within fifteen (15) days after the applicable Notice Date (or such later date as to which Nextel Investment and the Representatives agree in writing). In the event that either the Selling Shareholders or Nextel Investment fails to designate its Appraiser within the foregoing fifteen (15)-day time period, the Appraiser designated shall deliver an Appraiser Certificate as described in
Section 6(b) and the Fair Value of the Company shall be determined on the basis of such Appraiser Certificate.

                 (b) Evaluation Procedures. Each Appraiser shall be directed to determine the fair value of the Company (which for purposes of such determination shall be what a willing buyer would pay a willing seller in an arm's length transaction without application of any minority, liquidity or other discounts or any control or other premiums) as of the applicable Determination Date. Each Appraiser will be directed to deliver an appraiser's certificate to the Selling Shareholders and Nextel Investment on or before the forty-fifth (45th) day after the last date by which Nextel Investment and the Representatives must designate an Appraiser pursuant to Section 6(a) (the "Certificate Date"), upon the conclusion of its evaluation, which appraiser's certificate shall set forth such Appraiser's determination of such fair value of the Company as of such Determination Date (an "Appraiser Certificate").
Each Appraiser will keep confidential all information disclosed by the Company in the course of conducting its evaluation and, to that end, will execute such customary documentation as any party or the Company may reasonably request with respect to such confidentiality obligation. The Company will provide each Appraiser with such information concerning the Company as may be reasonably requested in writing by each Appraiser for purposes of its evaluation hereunder. The same information shall be provided to each Appraiser. The Appraisers may, but shall be under no obligation to, consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this Section 6, and to that end, the Selling Shareholders and Nextel Investment will provide to their respective Appraisers a complete and correct copy of this Section 6 (and the definitions of capitalized terms used in this Section 6 that are defined elsewhere in this Agreement).

                 (c) Fair Value Determination. On the first Business Day after the Certificate Date, the Fair Value of the Company shall be determined on the basis of the respective Appraisers' Certificates in accordance with the provisions of this Section 6(c). The higher of the values set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of such values is hereinafter referred to as the "Lower Value". If the Higher Value is not more than one hundred ten percent (110%) of the Lower Value, the Fair Value of the Company will be the arithmetic average of such two values. If the Higher

Value is more than one hundred ten percent (110%) of the Lower Value, a third appraiser shall be selected in accordance with the provisions of Section 6(d) below, and the Fair Value of the Company will be determined in accordance with the provisions of Section 6(e) below.

                 (d) Selection of and Procedure for Third Appraiser. If the Higher Value is more than one hundred ten percent (110%) of the Lower Value, within seven (7) days of the Certificate Date the Selling Shareholders Appraiser and the Nextel Appraiser shall agree and jointly designate by written notice to each party a third firm of recognized national standing familiar with appraisal techniques applicable to an evaluation of the Company, and which has not been engaged by any of the Selling Shareholders or Nextel Investment or their respective Affiliates within the immediately preceding 18 months to perform material services, to serve as an appraiser pursuant to this Section 6(d) (the "Third Appraiser"). If for any reason a Third Appraiser is not so designated within such seven (7) day period, either Appraiser, or any party hereto, shall have the right to request that the AAA promptly designate a Third Appraiser which satisfies the criteria set forth above. The parties shall direct the Third Appraiser to determine the fair value of the Company as of the Determination Date (the "Third Value") in accordance with the provisions of
Section 6(b) above, and to deliver to the parties an Appraiser's Certificate on or before the 30th day after the designation of such Third Appraiser. The Third Appraiser will be directed to comply with the provisions of this Section 6(d), and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section 6(d) (and the definitions of capitalized terms used in this Section 6(d) that are defined elsewhere in this Agreement).

                 (e) Alternative Determination of Fair Value. On the first Business Day after the date of delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Value of the Company will be determined as provided in this Section 6(e). The Fair Value of the Company will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, (y) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (z) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

                 (f) Fair Value if Appraiser Valuation Exceeds $250 Million. Notwithstanding the foregoing provisions of this Section 6, if the Fair Value of the Company determined in accordance with such provisions is a number which exceeds $250 million, then the Fair Value of the Company will be such number, reduced by one-half of the amount by which such number exceeds $250 million.

                 (g) Costs. The Selling Shareholders and Nextel Investment, respectively, will bear the cost of the respective Appraisers designated. If the Higher Value is not more than one hundred fifteen percent (115%) of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, the Selling Shareholders collectively, and Nextel Investment, shall each bear fifty percent (50%) of the cost of the Third Appraiser, if any; otherwise, the party (which for this purpose shall mean the Selling Shareholders collectively or Nextel Investment) whose Appraiser's determination of the fair value of the Company is further away from the Third Value shall bear the entire cost of the Third Appraiser. The parties agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

                 (h) Conclusive Determination. To the fullest extent permitted by law, the determination of the Fair Value of the Company made pursuant to this Section 6 shall be final and binding on the parties hereto, and such determination shall not be appealable to any court; provided that the foregoing shall not limit a party's rights to seek judicial enforcement of the obligations of the other parties hereunder, including enforcement of a party's right to receive the Put Price or Call Price as determined pursuant to this Agreement.

7.       Payment of Put Price and Call Price.

                 (a) Form of Payment. Subject to the further provisions of this Section 7, Nextel Investment shall pay the Put Price or Call Price to each Selling Shareholder or Other Shareholder at any Put Closing or Call Closing in any combination that Nextel Investment may elect (such combination to be the same combination with respect to each such Selling Shareholder, but which combination may differ with respect to each such Other Shareholder) of (i) cash in United States dollars delivered, with respect to amounts of or in excess of one million dollars ($1,000,000), by wire transfer of immediately available funds to the account or accounts designated at least five (5) Business Days prior to such Put Closing or Call Closing by such Selling Shareholder to Nextel Investment, or with respect to amounts of less than one million dollars ($1,000,000) by bank check and (ii) a certificate or certificates representing duly authorized, validly issued, fully paid and nonassessable shares of Nextel Common Stock, which upon delivery at the Put Closing or the Call Closing, as applicable, shall be free and clear of any Liens and (unless the Representatives have delivered a notice to Nextel Investment that the Selling Shareholders are willing to receive Nextel Common Stock without there being an effective registration statement under which to make resales) shall be freely transferable for a thirty (30) day period after the Put Closing or the Call Closing (subject to the terms of Section 7(d)) by such Selling Shareholder or Other Shareholder pursuant to an effective registration statement under the Securities Act covering the resale by such Selling Shareholder or Other Shareholder of such shares and which shares shall have been approved for listing and trading on a United States national securities exchange or the NNM (the "Nextel Stock Consideration"), having a total value equal to the applicable Put Price. Notwithstanding the foregoing, if Nextel Investment does not make payment in whole in cash at the Put Closing or Call Closing, Nextel Investment will be deemed to have elected (as of the date of the Put Notice or Call Notice, as applicable) to pay the Put Price or Call Price in Nextel Common Stock to the extent payment is not made in cash. Each of the Selling Shareholders and Other Shareholder will pay all stamp and other similar taxes, if any, which may be payable in respect of the sale and delivery by such Selling Shareholder or Other Shareholder to Nextel Investment of any of its Shares and will save Nextel Investment harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. All payments to be made by Nextel Investment may be reduced by any taxes or other fees that Nextel Investment is required to withhold, under any applicable Requirement of Law.

                 (b)    Valuation of Nextel Common Stock.  For purposes of this
Section 7, the value of the Nextel Stock Consideration shall be the product of the Current Market Price per share of the shares of Nextel Common Stock comprising the Nextel Stock Consideration as of the Put Closing Date or the Call Closing Date, as applicable, times the number of such shares.

                 (c) Definition of "Nextel Common Stock". For purposes of this Agreement, "Nextel Common Stock" means and includes (i) the class of stock designated on the date hereof as the Class A common stock, par value $0.001 per share, of Nextel and (ii) any other class of stock of Nextel or equity securities of another corporation or other business entity resulting from any changes of or to such common stock as a result of any dividend or other distribution, split-up, combination, recapitalization, reclassification, exchange, merger, consolidation or any other change or adjustment in respect of such common stock.

                 (d) Registration Mechanics. If Nextel Investment elects (or is deemed to have elected) to make payment of the Put Price or Call Price using Nextel Common Stock, Nextel shall as soon as practicable after delivery of the Put Notice or Call Notice use all reasonable efforts to cause a registration statement to be filed and declared effective permitting the Selling Shareholders and the Other Shareholders to transfer for a thirty (30) day period after the Put Closing or Call Closing, as the case may be, the Nextel Stock Consideration to be received by such Selling Shareholder or Other Shareholder hereunder, provided that, Nextel may postpone filing a registration statement at any time when: (i) financial statements meeting the requirements of the Commission cannot with reasonable efforts be obtained; (ii) Nextel is in possession of material non-public information, the disclosure of which at that time Nextel's Board of Directors determines in good faith would not be in the best interests of Nextel or (iii) such registration would adversely affect in a significant manner (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapitalization, merger, consolidation or similar transaction involving Nextel or its Affiliates; provided, however, that Nextel may postpone filing a registration statement pursuant to clauses (i), (ii) or (iii) for such reasons only for up to one hundred twenty (120) days from the date of receipt of the Put Notice or Call Notice. If during the 30-day period after the Put Closing or Call Closing there occurs any development or event which requires the making of any change in such registration statement or the related prospectus (in each case as amended or supplemented) so that they will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading: (i) Nextel shall immediately notify each Selling Shareholder or Other Shareholder; (ii) upon receipt of such notice, such persons shall discontinue dispositions of the Nextel Stock Consideration until such persons shall have received copies of the amended or supplemented prospectus contemplated above or have been advised by Nextel in writing that use of the prospectus may be resumed; (iii) as promptly as practicable, but not later than one hundred twenty (120) days after such notice, Nextel shall take such action as is necessary to amend or supplement the registration statement to permit sales of the Nextel Stock Consideration to be made thereunder and shall furnish such amended or supplemented prospectus in reasonable quantities (as thereafter deliverable to the purchasers of shares of Nextel Common Stock comprising the Nextel Stock Consideration) to each such Selling Shareholder or Other Shareholder so that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and (iv) the 30-day period shall be extended by the number of days during which the Selling Shareholder and Other Shareholders are required to discontinue dispositions of the Nextel Stock Consideration. Each Selling Shareholder or Other Shareholder agrees that in undertaking the registration of Nextel Common Stock contemplated hereby Nextel shall comply with the applicable requirements of the agreements relating to the registration of Nextel Common Stock listed on Exhibit B hereto, as in effect on the date hereof, as well as other registration rights agreements entered into the future, provided such future agreements do not prohibit, or restrict in a manner which deprives the Selling Shareholders or the Other Shareholders of the overall material benefits of their rights with respect to, the registration of Nextel Common Stock under this Agreement, (such agreements on Exhibit B and future agreements being herein referred to as the "Registration Rights Agreements"), including without limitation, rights of parties to the Registration Rights Agreements to include Shares under the registration statement contemplated by this Agreement; it being further agreed that, subject to the immediately preceding proviso, the Registration Rights Agreements, shall, to the extent any inconsistency exists between this Agreement and the Registration Rights Agreements, govern the registration process. Nextel represents and warrants to each of the Selling Shareholders that as of the date hereof the Registration Rights Agreements listed on Exhibit B hereto are the only agreements to which Nextel is a party or by which it is bound relating to the registration of Nextel Common Stock. Each Selling Shareholder or Other Shareholder shall be solely responsible for and shall pay or cause to be paid, as appropriate, all underwriting discounts and commissions and brokerage fees attributable to the sale of such Selling Shareholder's Nextel Common Stock and the fees and disbursements of any counsel or other advisors or experts retained by such Selling Shareholder, it being understood and agreed that Nextel shall be solely responsible for and shall pay or cause to be paid all other expenses and fees incurred by Nextel in connection with the registration of Nextel Common Stock pursuant to this Section 7(d).

                 (e)    Securities Law Restrictions.

                 (i) Unless it sells Nextel Common Stock to be acquired under this Agreement, pursuant to an effective registration statement that is declared effective at the Put Closing or Call Closing, each Selling Shareholder and Other Shareholder agrees that it shall not sell, transfer, assign, pledge or otherwise dispose of Nextel Common Stock unless such sale, transfer, assignment, pledge or other disposition has been registered (with respect to which Nextel has no obligation to undertake any such registration except as expressly provided in Section 7) or is exempt under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws and each such Selling Shareholder and Other Shareholder provides to Nextel an opinion of counsel reasonably satisfactory to Nextel that a sale, transfer, assignment, pledge or other disposition of such Nextel Common Stock may be made without registration.

                 (ii) Each Selling Shareholder and Other Shareholder acknowledges that until such time as the Nextel Common Stock to be acquired by such Selling Shareholder or Other Shareholder hereunder has been sold in a public offering pursuant to an effective registration statement under the Securities Act, or Rules 144 or 145 thereunder (or any successor rules), each certificate representing such Nextel Common Stock shall be endorsed with the following legend:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN

                 EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND NEXTEL COMMUNICATIONS, INC. SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NEXTEL COMMUNICATIONS, INC.).

                 (iii) Each Selling Shareholder and Other Shareholder acknowledges that Nextel may place stop transfer orders against the registration or transfer of any Nextel Common Stock until such time as the requirements of the foregoing legend are satisfied.

                 (iv) At the request of a Selling Shareholder or Other Shareholder, Nextel will promptly cause the foregoing legend to be removed and any stop transfer orders rescinded with respect to any shares of Nextel Common Stock acquired by such Selling Shareholder or Other Shareholder hereunder, upon presentation to Nextel of evidence reasonably satisfactory to it (which may include, among other things, an opinion of counsel reasonably satisfactory to
it) that such legend is no longer applicable to such shares.

8.       Representations and Warranties.

                 (a) Selling Shareholders. Each Selling Shareholder and Other Shareholder hereby represents and warrants (severally and not jointly, solely with respect to such Selling Shareholder or Other Shareholder) to Nextel Investment as follows as of the date hereof and as of the Put Closing or Call Closing (and Nextel Investment's obligation to acquire such Selling Shareholder's or Other Shareholder's Shares at the Put Closing or Call Closing shall be subject to such representations and warranties being true and accurate as of such date):

                 (i) Corporate Organization. Such Selling Shareholder or any Other Shareholder that is a corporation is a corporation (or, in the case of Carlyle, limited liability company and in the case of Other Shareholders that are partnerships or limited partnerships, partnership or limited partnership) duly organized and validly existing under the laws of its jurisdiction of organization.

                 (ii) Corporate Power and Authority. Such Selling Shareholder or any Other Shareholder that is a corporation has the requisite corporate (or, in the case of Carlyle, limited liability company and in the case of Other Shareholders that are partnerships or limited partnerships, partnership or limited partnership) power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Selling Shareholder or any Other Shareholder that is not a natural person of this Agreement and the consummation by such Selling Shareholder or Other Shareholder of the transactions contemplated hereby have been duly authorized by all requisite corporate (or, in the case of Carlyle, limited liability company and in the case of Other Shareholders that are partnerships or limited partnerships, partnership or limited partnership) action on the part of such Selling Shareholder or Other Shareholder, and no other corporate (or, in the case of Carlyle, limited liability company and in the case of Other Shareholders that are partnerships or limited partnerships, partnership or limited partnership) proceedings on the part of such Selling Shareholder or Other Shareholder or its stockholders (or, in the case of Carlyle, members and in the case of Other Shareholders that are partnerships or limited partnerships, partners) are necessary to authorize this Agreement and transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, such Selling Shareholder or Other Shareholder, enforceable against such Selling Shareholder or Other Shareholder in accordance with its terms.

                 (iii) Shares Free of Liens. As of the Put Closing or Call Closing, as the case may be, the transfer of such Selling Shareholder's or Other Shareholder's Shares pursuant to this Agreement (A) (1) does not and will not result in the creation or imposition of any Lien (other than any Lien solely created by action of Nextel Investment or any of its Affiliates) upon any of such Selling Shareholder's or Other Shareholder's Shares, (2) does not and will not violate any Requirement of Law applicable to it and (3) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than the Control Trust Agreement and Shareholders Agreement, and (B) if applicable, does not and will not conflict with its charter documents. As of the Put Closing or Call Closing, as the case may be, each of such Selling Shareholder's or Other Shareholder's Shares to be sold to Nextel Investment hereunder will be (i) duly authorized, validly issued, fully paid and non-assessable Shares, (ii) delivered free and clear of all Liens (other than any Lien solely created by action of Nextel Investment or any of its Affiliates), and not be subject to any voting or trust agreement, proxy, buy-sell agreement, right of first refusal, preemptive-right or similar restriction, except in the case of a Selling Shareholder, as expressly contemplated by the Control Trust Agreement and the Shareholders Agreement.

                 (iv) No Conflict. The execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby (A)(1) does not and will not violate any Requirement of Law applicable to it and (2) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or its properties is bound, other than the Control Trust Agreement and Shareholders Agreement and (B) does not and will not conflict with its organizational documents.

                 (v) Consents/Approvals. As of the Put Closing or Call Closing, as the case may be, (A) no consents of, filings with, authorizations or other actions of, any Governmental Authority will be required to be received, made or filed by, or taken on behalf of, such Selling Shareholder's or Other Shareholder's transfer of the Shares pursuant to this Agreement, other than those that have or will have been received, made, filed or taken, and (B) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease or other similar document to which such Selling Shareholder or Other Shareholder or any of its properties is bound is required for the transfer of the Shares pursuant to the Agreement, except for any such consents, approvals, waivers or other actions (x) required under the Control Trust Agreement or Shareholders Agreement, if any, and (y) that have been or will have been previously obtained or completed.

                 (vi) Share Ownership. As of the date hereof, such Selling Shareholder or Other Shareholder Beneficially Owns the Shares set forth next to its name on Schedule II hereto. As of the date hereof, such Selling Shareholder or Other Shareholder has entered into no agreements or arrangements to dispose of or grant any interest in such Shares or to otherwise acquire any Shares or any interest in any Shares, except for this Agreement and, with respect to each Selling Shareholder, the Stockholders Agreement and the Control Trust Agreement.

                 (vii) Compliance With Securities Act. Any right or Nextel Common Stock to be acquired by such Selling Shareholder or Other Shareholder pursuant to this Agreement will be acquired for such Selling Shareholder's or Other Shareholder's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws. Each Selling Shareholder or Other Shareholder is an "Accredited Investor" as such term is defined in Rule 501 promulgated under the Securities Act. Each Selling Shareholder or Other Shareholder understands that as a result of executing this Agreement, it may be forced to sell its Shares in exchange for Nextel Common Stock under this Agreement, based on decisions made by the Representatives and Nextel Investment and is knowledgeable about Nextel and its operations, is capable of evaluating the risks and merits of entering into this Agreement and its possible investment in Nextel Common Stock and has had an opportunity to ask questions and receive answers concerning Nextel and the Nextel Common Stock. Each Selling Shareholder or Other

Shareholder is able to bear the economic risk of any investment in the Nextel Common Stock for an indefinite period of time.

                 (b) Nextel and Nextel Investment. Each of Nextel and Nextel Investment hereby represents and warrants to each of the Selling Shareholders as follows as of the date hereof and as of the Put Closing or Call
Closing:

                 (i) Corporate Organization. They are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (ii) Corporate Power and Authority. They have the requisite corporate power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by them of this Agreement and the consummation by them of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of them, and no other corporate proceedings on the part of either of them or their respective stockholders are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of them and constitutes the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

                 (iii) No Conflict. The execution, delivery and performance by them of this Agreement, and the consummation by them of the transactions contemplated hereby (A)(1) does not and will not violate any Requirement of Law applicable to either of them and (2) does not and will not conflict with or result in any breach of any term, condition or provision of, or constitute (with due notice or lapse of time or both) a default under, or pursuant to the terms of, any mortgage, deed of trust or other agreement or instrument to which either of them is a party or by which either of them or any of their properties is bound and (B) does not and will not conflict with their organizational documents.

                 (iv) Consents/Approvals. As of the Put Closing or Call Closing, as the case may be, (A) no consents of, filings with, authorizations or other actions of, any Governmental Authority will be required to be received, made or filed by, or taken on behalf of them for Nextel Investment's purchase of the Shares pursuant to this Agreement, other than those that have or will have been received, made, filed or taken, and (B) no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease or other similar document to which any of them or any of their properties is bound will be required for Nextel Investment's purchase of the Shares pursuant to this Agreement, except for any such consents, approvals, waivers or other actions that have or will have been previously obtained or completed.

9.       Termination.

         This Agreement shall terminate and be of no further force or effect upon the consummation of an IPO in one or more of a series of public offerings in which Shares are sold to parties other than Nextel and its Affiliates at a price to the public resulting in gross proceeds to the Company in the aggregate of not less than $100 million and as a result of which the class(es) and series or equivalent class(es) and series of Shares owned by the Selling Shareholders (including without limitation classes and series into which such Shares are then convertible) are listed and traded on any Trading Market. This Agreement shall also terminate if the Effective Date has not occurred on or before 1095 days after the date of this Agreement.

10.      Miscellaneous.

                 (a) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to perform its obligations hereunder and to consummate and make effective the transactions contemplated to be consummated by such party under this Agreement. Without limitation of the generality of the foregoing, each party hereto agrees to cooperate with the other parties in obtaining as promptly as practicable after the exercise of a Put Right or Call Right, respectively, any and all consents or approvals of any Governmental Authority referred to in Sections 2(b) or 3(b), respectively, with respect to such exercise and the related Put Closing or Call Closing, respectively.

                 (b)    Binding Effect; Obligations Several and Not Joint.
This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, personal representatives and permitted assigns of the parties hereto, provided that neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by Nextel Investment, the Selling Shareholders or the Other Shareholders without the prior written consent of Nextel Investment and the Representatives except that (i) Nextel Investment may assign in whole or in part its rights and obligations to any Affiliate of Nextel, provided that Nextel Investment continues to be bound by its obligations hereunder (ii) Nextel Investment may assign its rights and obligations to any Affiliate of Nextel into which Nextel Investment is merged, consolidated or otherwise combined and (iii) subject to the terms of the immediately following sentence, any Selling Shareholder may assign in whole its rights and obligations hereunder to any Person in connection with a transfer of Shares held by such Selling Shareholder to such Person, provided such Person agrees with Nextel Investment in writing reasonably acceptable to Nextel Investment to be bound by all of the terms of this Agreement applicable to such Selling Shareholder and provided such transfer or disposition complies with the requirements of the Control Trust Agreement, Shareholders Agreement and Estatutos and all applicable laws, including without limitation the Securities Act. Notwithstanding the foregoing, (i) each of the Selling Shareholders and Other Shareholders shall not transfer or otherwise dispose of any interest in the Shares without obtaining a written commitment, reasonably acceptable to Nextel Investment, from the acquiror of such interest in the Shares that it and any other future subsequent acquirors of any interest in such Shares shall be obligated to sell any Shares upon the exercise of the Call Right by Nextel Investment in accordance with the terms of this Agreement applicable to the Selling Shareholders or Other Shareholders, as the case may be, and prior to any such transfer or disposition, a legend will be placed on the Shares in both English and Spanish indicating that the Shares are subject to the obligations of the Call Right under this Agreement; and (ii) the rights of any Selling Shareholder under this Agreement shall be assignable only in connection with a transfer of all of such Selling Shareholder's Shares to a single Person who or which agrees with Nextel Investment in writing reasonably acceptable to Nextel Investment to be bound by all of the terms of this Agreement applicable to such Selling Shareholder. The obligations of the parties hereunder shall be several and not joint, and the failure of any party to perform its obligations hereunder shall not limit or impair the obligations of any other party or the right of any other party to enforce such obligations. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Shareholders Agreement or the Control Trust Agreement which would (x) prevent, impair or delay the Selling Shareholders' exercise of the Put Right and receipt of the Put Price (y) prevent, impair or delay Nextel Investment's exercise of the Call Right (and upon such exercise, the Selling Shareholders receipt of the Call Price) or (z) limit Nextel Investment's ability to purchase Shares under this Agreement without having to purchase Shares of other persons or waive any rights under the provisions of the Shareholders Agreement or the Control Trust Agreement, such provisions in the Shareholders Agreement or the Control Trust Agreement shall be deemed to be superseded by this Agreement to the extent necessary to eliminate such inconsistency or conflict.

                 (c) Entire Agreement. This Agreement and the other agreements and instruments entered into in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof (other than certain representations with respect to matters related to compliance with the Securities Act obtained from the Other Shareholders) and shall supersede any prior expressions of intent or understanding with respect to the transactions provided for herein and therein, provided that, except as set forth in this Section 10(c), this Section 10(c) is not intended to and shall not alter or affect in any manner the rights and obligations of the parties pursuant to the Transaction Agreements, as the same have been or may be amended.

                 (d) Costs and Expenses. Except as otherwise set forth herein, each party agrees to bear its own expenses, fees and costs incurred in connection with the transactions contemplated by this Agreement.

                 (e) Brokerage. There are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any party hereto and each party will indemnify and hold the other party harmless against any liability or expense to it arising out of such a claim.

                 (f) Amendment. Any amendment hereto shall be effective only if in writing and signed by each of Nextel Investment and the Representatives.

                 (g) Waiver; Cumulative Rights. No provision of this Agreement shall be deemed to have been waived by any act or knowledge of any party or of such party's agents, officers or employees, but only by an instrument in writing specifying such waiver signed by Nextel Investment and delivered to the Representatives, if Nextel or Nextel Investment is the waiving party, or in writing signed by such party or the Representatives and delivered to Nextel Investment, if any of the Selling Shareholders or Other Shareholders is the waiving party. The failure or delay of any party to require performance by another party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in whole or in part from time to time.

                 (h) Notices. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be mailed by certified or registered mail (return receipt requested) with charges prepaid, hand delivered or sent by facsimile transmission or by commercial courier to the address set forth below for each of the parties (or at such other address as shall be specified by a party by like notice to all of the other parties):

                 (i)      if to Nextel or Nextel Investment:

                          Nextel Communications, Inc.
                          201 Route 17 North
                          Rutherford, New Jersey  07070
                          Attention:  Thomas J. Sidman, Esq.
                          Telecopier:  (201) 438-5540

                          with a copy to:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Steven D. Guynn, Esq.
                          Telecopier:  (212) 755-7306

                 (ii)     if to Associated:

                          Associated SMR, Inc.
                          200 Gateway Towers
                          Pittsburgh, PA  15222
                          Attention:  Keith C. Hartman
                          Telecopier:  (412) 281-1914

                          with a copy to:

                          The Associated Group, Inc.
                          3 Bala Plaza East
                          Suite 502
                          Bala Cynwyd, PA  19004
                          Attention:  Scott G. Bruce, Esq.
                          Telecopier:  (215) 660-4920

                 (iii)    if to WVM:

                          Wireless Ventures of Mexico, Inc.
                          2300 Clarendon Boulevard
                          Suite 800
                          Arlington, VA  22201
                          Attention:  Rajendra Singh and Hal Perkins
                          Telecopier:  (703) 243-4960

                 (iv)     if to Carlyle:

                          Carlyle-Tricom Investors L.L.C.
                          1001 Pennsylvania Avenue, N.W.
                          220 South
                          Washington, D.C.  20004
                          Attention:  Mark Ein
                          Telecopier:  (202) 347-1818

                 (v)      if to any Other Shareholder, to such
                          Other Shareholder at the address (or facsi-mile number) set forth under the name of such other Shareholder on Schedule I hereto.

Notwithstanding the foregoing, Nextel or Nextel Investment may provide or make notice, demand, requests, certificates or other communications to any of the Selling Shareholders or the Other Shareholders by mailing by certified or registered mail (return receipt requested) with charges prepaid, hand delivered or sent by facsimile transmission or by commercial courier to the address set forth above for Associated and WVM who are acting as the Representatives under this Agreement. Notices shall be deemed delivered when received; provided that any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place of such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day in such place of delivery.

                 (i) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles.

                 (j) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                 (k) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 (l) Representatives. Each of the Selling Shareholders and the Other Shareholders has hereby appointed Associated and WVM to act jointly as the "Representatives" and to take certain actions and to receive notices as specified herein. Nextel and Nextel Investment shall be entitled to rely and act on the basis of any notice or instruction that is received from the Representatives or provided to the Representatives and the Representatives, the Selling Shareholders and the Other Shareholders shall indemnify and hold each of Nextel and Nextel Investment harmless from any claim that Nextel or Nextel Investment should not have acted or otherwise relied on notice or instruction received from, or provided to, the Representatives.

                 (m) Nextel Not Obligated Except If Nextel Investment Uses Nextel Common Stock. Except to the extent expressly set forth herein as an obligation of Nextel (by naming Nextel or by including Nextel by reference to "a party", "each of the parties", "any party", "all parties" or similar reference), and except for the representations of Nextel set forth in Section 8(b), the provisions of this Agreement shall create no obligations on the part of, or owed by, Nextel; provided that if Nextel Investment pursuant to Section 7(a) hereof, elects, or is deemed to have elected, to make payment in Nextel Common Stock, Nextel agrees to cause such Nextel Common Stock to be issued to Nextel Investment, and to effectuate the filing of the registration statement referred to in and to otherwise comply with all of the applicable provisions of, Section 7 hereof.

                 (n) Remedies. Each party shall be entitled to obtain specific performance of the obligations of another party hereunder and immediate injunctive relief, and in the event any action or proceeding is brought in equity to enforce this Agreement, no party will present as a defense that there is an adequate remedy at law. Such remedies shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                 (o) Approval of RadioCel Transactions and Capital Call. Upon Nextel Investment's request, each of the Selling Shareholders and Other Shareholders shall take all actions necessary as a shareholder of the Company and under the Shareholders Agreement and the Control Trust Agreement to permit (including without limitation voting its Shares, and causing its designees on the Board of Directors of the Company to vote to permit) (i) the Company or its designee to acquire an interest in certain assets of RadioCel, S.A. de C.V. and
(ii) an $11.8 million capital call from the Company's shareholders. Failure of WVM or ACC to take such action to comply with its obligations under this
Section 10(o) shall be deemed to be a breach of the obligations of all Selling Shareholders hereunder.

                 (p) Other Shareholders or Additional Parties. Each person or entity listed on Schedule I hereto may (without any action or consent by any other party) become a party to this Agreement as an "Other Shareholder" upon
(i) affirming in writing to Nextel Investment certain representations requested by Nextel Investment, including without limitation, the representations set forth in Section 8(a)(vii) hereof with respect to an Other Shareholder, and Nextel Investment being reasonably satisfied that on the basis thereof that such person or entity is an "Accredited Investor" as such term is defined under the Securities Act and execution of this Agreement by such person or entity complies with applicable law, including without limitation the Securities Act and state securities laws, (ii) providing a supplement to Schedule I with such Shareholder's address and facsimile number and a supplement to Schedule II with the information required by Section 8(a)(vi) and (iii) executing and delivering to Nextel Investment a counterpart signature page to this Agreement.

                 IN WITNESS WHEREOF, this Agreement has been executed by the parties hereof on the date first above written.



                                          NEXTEL COMMUNICATIONS, INC.


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:


                                          NEXTEL INVESTMENT COMPANY


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:


                                          ASSOCIATED SMR, INC.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           WIRELESS VENTURES OF MEXICO, INC.

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            CARLYLE-TRICOM INVESTORS, L.L.C.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                       Exhibit A

                                   Put Events

         This is Exhibit A to the Put-Call Agreement dated as of June 13, 1996 among Associated SMR, Inc., Wireless Ventures of Mexico, Inc., Carlyle-Tricom Investors, L.L.C., the persons and entities set forth on Schedule I thereto that become parties thereto in accordance with the terms of Section 10(p) thereof, Nextel Communications, Inc. and Nextel Investment Company (the "Put-Call Agreement"). Notwithstanding the definitions set forth in the Put-Call Agreement, references in this Exhibit A to (i) the "Control Trust Agreement" refer to the Irrevocable Trust Agreement dated as of March 3, 1995 as in effect on the date hereof, (ii) the Company's "Estatutos" refer to the corporate organizational and governance documents of the Company bearing such name under Mexican legal principles as in effect on the date hereof. As provided for in the Control Trust Agreement, references in the Control Trust Agreement to the "Shareholders Agreement" refer to the Shareholders Agreement dated as of March 3, 1995 as in effect on the date hereof. Capitalized terms used but not defined in this Exhibit A or the Put-Call Agreement have the respective meanings ascribed thereto in the Control Trust Agreement.

1. Any material amendment to the Company's or any of its Subsidiaries' (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel's) Estatutos (except that termination of the supermajority voting requirements governing votes of the Board of Directors set forth in Article 17 of the Estatutos shall not be deemed a Put Event).

2. Any issuance by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel's) of any Shares having, or any security or instrument which if converted into or exchanged therefor would have (other than the issuance of Securities having the same rights as the Voting Securities held by the Grantors as of the date of the Control Trust Agreement, the issuance of Class L Shares, or any security or instrument which may be converted or exchanged for such Voting Securities or Class L Shares) either (A) voting rights disproportionately large to the ownership interests of the Company represented thereby or (B) a class vote on any matter, except to the extent required by applicable corporate law.

3. Any adoption by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel) of any stockholder rights plan or any other plan or arrangement that is designed to disadvantage any Selling

         Shareholder on the basis of the size of its shareholding or Beneficial Ownership of Shares.

4. Any issuance by the Company or any of its Subsidiaries (or, prior to the time Natel is a Subsidiary to the extent the Company has the power to control such action by Natel, Natel) of Shares (other than pursuant to the Eighteen Month Option or the Three Year Option and it being understood that for purposes hereof any transfer by the Company of Treasury Securities to any person shall be deemed an issuance of Shares unless previously deemed to be an issuance under the first proviso hereto) that (i) when added to all other issuances of Shares by the Company during the preceding 36-month period would exceed 15% of the total Shares outstanding at the commencement of such 36-month period (it being understood that Shares issuable pursuant to employee stock options and similar stock-based management incentive plans shall not be included) or (ii) when added to all other issuances of Shares by the Company during the preceding 36-month period, would be equal to or less than 15% of the total Shares outstanding at the commencement of such 36-month period; provided that the issuance of options, warrants or other securities exercisable for or convertible into Shares shall be deemed to be the issuance of the Shares for or into which such options, warrants and other securities are exercisable or convertible but the Shares into which such options, warrants and other securities are exercisable or convertible shall not be included and, for the purposes of calculating the number of Shares issued in any 36-month period, Shares shall be deemed to be issued on the date that the Company becomes obligated to issue such options, warrants or other securities; provided further, that if the issuance of all or a portion of such options, warrants or other securities is terminated or otherwise abandoned, then Shares shall no longer be deemed to have been issued on the date that the Company becomes obligated to issue such options, warrants or other securities.

5. The establishment of any Executive Committee or Special Committee of the Board of Directors other than the Technology Committee referred to in Section 12 of the Control Trust Agreement.

6. Any amendment to the last paragraph of either Article 13 or Article 17 of the Estatutos.

7.       The replacement of the current Trustee under the Control Trust
         Agreement.

8. A transaction or a series of related transactions by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries for the purchase of, establishment of a joint-venture in, investment in, loans to, or guarantees of loans to third parties, having an aggregate purchase price or principal amount in excess of U.S. $10,000,000 (or its equivalent in other currencies).

9. A single or a related series of dispositions or encumbrances of assets by the Company or of its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries having fair market value in excess of U.S. $10,000,000 (or its equivalent in other currencies).

10. The adoption of, or approval of any material deviation from, any business plan, marketing plan (other than deviations in sales volume), capital expenditure plan or operating budget of the Company or of its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries.

11. The incurrence of capital expenditures in any fiscal year (other than capital expenditures to comply with applicable law or a final judicial or arbitration determination) by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries which in the aggregate exceed 125% of the capital expenditures budget approved by the Board of Directors.

12. Any approval by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries of any tender or exchange of voting shares of the Company, any merger or other business combination or the voluntary liquidation of the Company or of its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries.

13. Any decision by the Company or its direct or indirect, majority or minority owned (only to the extent the Company has the power to control such decisions) subsidiaries to change its or their, as the case may be, core business. For purposes of this paragraph, the term "core business" means the provision (including, without limitation, the supply installation and operation) of telecommunication products and services (and the activities related thereto and supply thereof, which are conducted in accordance with the business plan) in Mexico.

14. The approval of the terms and conditions of any offer for subscription of treasury shares in respect of which the shareholders' preemptive rights have been waived.





                                     - 3 -